UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

Form 8-K/A
(Amendment No. 1)
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT: August 22, 2007
(Date of earliest event reported)
Commission file number 000-04065

Lancaster Colony Corporation
(Exact name of registrant as specified in its charter)

Ohio	13-1955943
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

37 West Broad Street Columbus, Ohio	43215
(Address of principal executive offices)	(Zip Code)
614-224-7141
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
     This Current Report on Form 8-K/A amends the Current Report on Form 8-K that Lancaster Colony Corporation (the “Company”) filed with the Securities and Exchange Commission on August 22, 2007 (the “Original 8-K”) to correct the date of the annual meeting of shareholders that the Company reported in Item 8.01 of the Original 8-K from August 19, 2007 to November 19, 2007. No other changes are being made to the Original 8-K.
Item 8.01      Other Matters
     On August 22, 2007, the Company issued a press release announcing that its annual meeting will be held on Monday, November 19, 2007 at the Hilton Columbus at Easton at 11:00 a.m. with a record date of Friday, September 21, 2007 for notice and voting at the meeting.
     The Company’s Board of Directors (“Board”) approved a quarterly cash dividend of 27 cents per share to be paid on September 28, 2007 to shareholders of record on September 10, 2007. The Board also approved an additional repurchase authorization of 2 million shares of the Company’s common stock.
     A copy of a press release issued by the Company is attached as Exhibit 99.1.
Item 9.01      Financial Statements and Exhibits
     (c) Exhibits:
          99.1     Press Release dated August 22, 2007, filed herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lancaster Colony Corporation

(Registrant)

Date: August 22, 2007	By:	/s/ John L. Boylan

John L. Boylan Treasurer, Vice President, Assistant Secretary and Chief Financial Officer (Principal Financial and Accounting Officer)

INDEX TO EXHIBITS

Exhibit Number	Description	Located at

99.1	Press Release dated August 22, 2007	Filed herewith